UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

(Amendment No.  )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 8.01 Other Items.

FOMO WORLDWIDE, INC.’s Board of Directors, in the interests of building shareholder value and growing the Company, has approved the following corporate actions:

1) change the Company’s common stock symbol to IGOT from FOMC,

2) apply to FINRA to change the Company’s name to FOMO WORLDWIDE, INC. from FOMO CORP. to match the Company’s legal name in the state of California and on the SEC’s EDGAR system,

3) apply under Rule 15c2-11 to reinstate market makers for the Company’s common stock,

4) redomicile the Corporation to the State of Wyoming from the State of California, and

5) reverse split all issued and outstanding shares of all classes of stock and authorized shares of all classes of stock equally by a ratio of 1-100.

Management intends to immediately apply to CUSIP Global Services for a new stock identifier and notify the Company’s transfer agent and FINRA to begin the appropriate processes for these corporate actions. There is no assurance that they will be completed in total, individually, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: May 1, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer